EXHIBIT 99.3

ASSIGNMENT OF PROMISSORY NOTE ,WARRANT
AND SUMMARY TERM SHEET

THIS ASSIGNMENT OF PROMISSORY NOTE, WARRANT AND SUMMARY TERM SHEET is hereby made and entered into by and between SCOTT B. HOLLENBECK d/b/a THE WEBB GROUP, a citizen and resident of Kernersville, North Carolina, WEBB GROUP FINANCIAL SERVICES, INC., and THE WEBB FINANCIAL SERVICES, INC., a corporation organized and existing under the laws of the State of North Carolina formerly known as Webb Group Financial Services, Inc. (hereinafter collectively referred to as “Assignor”) and CRESTVIEW CAPITAL MASTER, LLC, a limited liability company organized and existing under the laws of the State of Delaware (hereinafter referred to as “Assignee”).

FOR AND IN CONSIDERATION OF the sum of One Million Six Hundred Seven Thousand Four Hundred Thirty-Seven Dollars and Sixty-Three Cents ($1,607,437.63) received by the Assignor from the Assignee, the Assignor hereby sells, assigns, transfers and conveys all of its right, title and interest under a certain promissory note (the “Note”) and warrant (the “Warrant”) as set forth on the attached Summary Term Sheet dated March 20, 2003, as amended, in the principal amount of One Million Five Hundred Three Thousand Sixteen Dollars and Sixty-seven Cents ($1,503,016.67), which principal is yet unpaid and due in accordance with its terms, to Assignee together with all of its other right, title and interest pursuant to said Summary Term Sheet, as amended, as executed by Scott B. Hollenbeck d/b/a The Webb Group and subsequently assigned to The Webb Financial Services, Inc. by assignment dated February 12, 2004, and the authorized representative of National Coal Corporation (hereinafter known as “NCC” or “Maker”), without recourse.  The Warrant allows the holder to purchase up to Seven Hundred Fifty-One Thousand Five Hundred (751,500) shares of Common Stock of NCC, at an exercise price of Fifty-Five Cents ($0.55).

TO HAVE AND TO HOLD the same unto said Assignee from the date hereof under the terms and conditions set forth in said Summary Term Sheet, as amended; and the Assignor does hereby warrant and represent that said Note and Warrant defined in said Summary Term Sheet, as amended, are in good standing, the Note is not in default, neither has been previously assigned or pledged, the Assignor has no knowledge of any defenses that Maker may assert against Assignor or any assignee hereafter, and that its interest in said Summary Term Sheet, as amended, is freely assignable.

The Assignee hereby accepts said assignment and agrees to be bound by all of the terms, conditions and covenants contained herein and in the Summary Term Sheet, as amended, and to perform all acts and obligations required of the Purchaser under said Summary Term Sheet, as amended.  The Assignee agrees to indemnify and hold the Assignor harmless from liability for any default under the Summary Term Sheet, as amended, occurring from and after the date hereof and from liability for acts or failure to perform such acts or obligations under the Summary Term Sheet, as amended, occurring from and after the date hereof.

The Assignor agrees to indemnify and hold the Assignee harmless from liability for any default under the Summary Term Sheet, as amended, on or prior to the date hereof and from Assignor’s acts, or failure to perform such acts or obligations under the Summary Term Sheet, as amended, occurring on or prior to the date hereof.

IN WITNESS WHEREOF, the parties have executed this instrument on the 20th day of February, 2004.

ASSIGNOR:

/s/ Scott B. Hollenbeck
Scott B. Hollenbeck d/b/a
The Webb Group

Webb Group Financial Services, Inc.

By: /s/ Scott B. Hollenbeck
Scott B. Hollenbeck, President

The Webb Financial Services, Inc.

By: /s/ Scott B. Hollenbeck
Scott B. Hollenbeck, President

ASSIGNEE:

Crestview Capital Master, LLC

By: /s/ Stuart R. Flink
Stuart R. Flink, Managing Member

STATE OF NORTH CAROLINA )

COUNTY OF                                 )

Personally appeared before me, the undersigned authority, a Notary Public in and for said county and state, Scott B. Hollenbeck d/b/a The Webb Group, the within named bargainor, with whom I am personally acquainted, (or proved to me on the basis of satisfactory evidence) and who acknowledged that he executed the within instrument for the purposes therein contained.

WITNESS my hand and official seal at office, in the aforesaid county, this the           day of February, 2004.

NOTARY PUBLIC
My Commission Expires:

STATE OF NORTH CAROLINA )

COUNTY OF                                 )

Before me, the undersigned authority, a Notary Public in and for said state and county, personally appeared Scott B. Hollenbeck, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who upon oath acknowledged himself to be the President of Webb Group Financial Services, Inc., the within named bargainor, and that he as such President, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as President.

WITNESS my hand and Official Seal at office in said State and County this the             day of  February, 2004.

NOTARY PUBLIC
My Commission Expires:

STATE OF NORTH CAROLINA )

COUNTY OF                                 )

Before me, the undersigned authority, a Notary Public in and for said state and county, personally appeared Scott B. Hollenbeck, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who upon oath acknowledged himself to be the President of The Webb Financial Services, Inc., the within named bargainor, and that he as such President, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as President.

WITNESS my hand and Official Seal at office in said State and County this the            day of  February, 2004.

NOTARY PUBLIC
My Commission Expires:

STATE OF  ILLINOIS                   )

COUNTY OF                                 )

Before me, the undersigned authority, a Notary Public in and for said state and county, personally appeared                           , with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who upon oath acknowledged himself to be the                            of Crestview Capital Master, LLC, the within named bargainor, a limited liability company, and that         he as such                                 , being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the limited liability company by           self as                                                  .

WITNESS my hand and Official Seal at office in said State and County this the                day of  February, 2004.

NOTARY PUBLIC
My Commission Expires: